SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 14, 2005

e-Smart Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Nevada

(State or other jurisdiction of incorporation or organization)

(IRS— Employer Identification No.) No. 88-0409261

222 Grace Church Street, Suite 300, Port Chester, NY 11573

(Address of principal executive office) (zip Code)

Registrant’s telephone number, including area code: (914) 939-5081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

At a Board of Directors meeting on October 14, 2005, and on October 20, 2005, by a unanimous consent resolution, the Board of Directors of the Registrant adopted resolutions ratifying and approving a plan of reorganization and recapitalization (the “Plan”), which plan is intended to enable the Registrant to:

•	Achieve a listing on a national securities exchange;

•	Transition the Registrant into the commercialization of its Super Smart Card™ and Biometric Verification Security System (BVS2™) and other technologies;

•	Enhance the Registrant’s position with its strategic partners;

•	Position the Registrant to more effectively enter the long term capital markets as a means of delivering its growing backlog of contracts for the use of its technologies;

•	Enable the Registrant to respond more effectively to any takeover efforts; and

•	Maximize shareholder values,

The two principal elements of the Plan are (1) a one for forty reverse split of all issued and outstanding (but not authorized) shares of common stock and options and an offer to exchange all vested post split non-Founder options on the terms set forth below in Item 5.03; and (2) the exchange of all management, founder and principal stockholder’s common stock and options for 5,000,000 shares of preferred stock which will be subject to significant restrictions and will vest the holders of the Preferred Stock (as defined below) with ongoing 70% voting interest in the Registrant

Accordingly, and on October 14, 2005 the Board of Directors of the Registrant, acting with the authority previously granted to it by the stockholders of the Corporation, adopted a resolution to designate 7,000,000 shares of the previously authorized 20,000,000 shares of preferred stock of the Registrant as Series A Preferred Stock, $.01 par value per share (the “Preferred Stock”) and to issue 5,000,000 shares of Preferred Stock to the Registrant’s three founders (in proportion to their common stock and options surrendered) and to its principal stockholder, IVI Smart Technologies, Inc. (in proportion to its common stock surrendered and debts of cash and common stock forgiven),

The following is a summary of the rights and preferences of the Preferred Stock to be created:

•	The Preferred Stock shall be convertible into common shares of the Registrant on a share for share basis only in the event that the Company has net profits of not less than $200,000,000. Holders of the Preferred Stock may then, on prior written notice, convert their shares of Preferred Stock into Registrant’s common stock at a per annum rate to be determined by the Board of Directors;

•	In any year that the Registrant has net profits of not less than $200,000,000, the holders of the shares of Preferred Stock shall be entitled to receive dividends on a one for one share basis with the common stock, if and when declared by the Board of Directors.

•	Commencing on January 1, 2012, the Company shall have the right but not the obligation to redeem any shares of Preferred Stock still outstanding and not converted after 60 days notice to the holders at a price of $1,000 per share of Preferred Stock or an aggregate of $5,000,000,000; and

•	Each share of Preferred Stock will possess a vote equivalent to its pro rata share of 70% of the then issued and outstanding stock.

In consideration of each of their pro-rata share of the 5,000,000 shares of Preferred Stock, each of the Registrant’s founders agreed to:

•	Surrender all post reverse split shares and options held by them to the Registrant;

•	Enter into a five year written employment agreement with the Registrant containing confidentiality and non-compete provisions and agreeing to take all steps necessary to effect licensing to the Registrant of all intellectual property which is developed during and within the scope of this employment;

•	Relinquish conversion and dividend rights per the terms of the preferred shares;

Similarly, in consideration for its pro-rata share of the 5,000,000 shares of Preferred Stock IVI Smart Technologies, Inc., agreed to;

•	Surrender all post reverse split shares held by it to the Registrant; and

•	Forgive the Registrant’s indebtedness of e-Smart of $2,905,000 together with the interest thereon and waive the return of fifty million shares of common stock also owed to IVI by the Registrant; and

•	Relinquish conversion and dividend rights per the terms of the Preferred Stock.

The Board of Directors is authorized to adopt a resolution as soon as practicable enumerating all of the rights and preferences of the Preferred Stock consistent with the foregoing to be incorporated in a Certificate of Designation of Rights and Preferences of the Preferred Stock and filed with the Secretary of State of Nevada.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2005 and again on October 20, 2005, the Registrant’s Board of Directors adopted and approved the Plan authorizing a one (1) for forty (40) share reverse split of the issued and outstanding (but not authorized) shares of the Registrant’s common stock, $.001 par value per share, and all outstanding options (the “Reverse Split”), the exchange of all vested post split, non-founder options on the terms set forth herein, and the designation of 7,000,000 shares of the 20,000,000 previously authorized shares of Preferred Stock of the Registrant as Series A Preferred Stock, and the issuance of 5,000,000 shares of Preferred Stock in exchange for current shareholdings and option-holdings of management and founders and the stockholdings and debt forgiveness of the principal stockholder. Also on October 14, 2005 the Plan was approved by the written consent of the majority of holders of the common shares of the Registrant that were outstanding on that date. The stated reasons for the action were to enhance the Registrant’s capital structure, its access to capital markets, its ability to respond to any acquisition efforts and to enhance shareholder value. Finally, the Board, approved a plan whereby the holders of all vested post-reverse split non-Founder options would be given the option of advising the Registrant, by written notice within 30 days from the Registrant’s mailing of an Information Statement to stockholders of their election to either exercise their options at a price of $.10 per share, or to convert their options into a number of shares of common stock equal to 80% of the number of their post split options. After the 30 day period, all non-converted and non-exercised options automatically expire.

The Board of Directors authorized management to take all steps necessary to effect the Plan including determining the effective date for the reverse split. It is presently anticipated that the Reverse Split will be effective on or about November 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated:	Port Chester, New York
October 24, 2005

E-SMART TECHNOLOGIES, INC.

BY:	/s/ Mary Grace
Mary Grace, President